Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 033-61461 and 333-133013 on Form S-8 of our report dated June 24, 2026, appearing in this Annual Report on Form 11-K of Astec Industries, Inc. 401(k) Retirement Plan for the year ended December 31, 2025.

/s/ LBMC, PC
Knoxville, Tennessee
June 24, 2026